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EXHIBIT 99.4

PREMIERWEST BANCORP

REVOCABLE PROXY SOLICITED BY THE BOARD OF DIRECTORS
SPECIAL MEETING OF SHAREHOLDERS
                                            , 2008

Two New Ways to Vote

VOTE BY INTERNET OR TELEPHONE

24 Hours a Day—7 Days a Week

It's Fast and Convenient

INTERNET	OR	TELEPHONE	OR	MAIL
www ______________.com/____		1-888-____-____
•	Go to the website listed above.	•	Use any touch-tone telephone.	•	Mark, sign and date your proxy card.
•	Have your proxy card ready.	•	Have your proxy card ready.	•	Detach your proxy card.
•	Enter your Control Number located above your name and address	•	Enter your Control Number located above your name and address.	•	Return your proxy card in the postage paid envelope provided.
•	Follow the instructions on the website	•	Follow the recorded instructions.

  Your internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. If you have submitted your proxy by the Internet or telephone there is no need for you to mail back your proxy card.

  The Board of Directors recommends a vote FOR approval of the Agreement and Plan of Reorganization dated October 19, 2007 by and among PremierWest Bancorp, PremierWest Bank, Stockmans Financial Group and Stockmans Bank and the merger of Stockmans Financial Group with and into PremierWest Bancorp pursuant to such agreement, including the issuance of shares of PremierWest common stock in connection with the merger.

  The Board of Directors recommends a vote FOR adjournment of the special meeting, if necessary in management's discretion, to solicit additional proxies in favor of Proposal #1.

IF YOU ARE NOT VOTING BY THE INTERNET OR TELEPHONE, USE THE ATTACHED PROXY CARD

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PLEASE DETACH HERE
You Must Detach This Portion of the Proxy Card
Before Returning it in the Enclosed Envelope

The undersigned hereby appoints John L. Anhorn and Richard R. Hieb, and each of them, the true and lawful attorney of the undersigned with full power of substitution, to appear and act as the proxy or proxies of the undersigned at the Special Meeting of shareholders of PremierWest Bancorp to be held at •, Medford, Oregon on •, 2008 and to vote on behalf of the undersigned all shares of common stock of PremierWest Bancorp at such Special Meeting and any adjournments or postponements thereof, with all powers the undersigned would possess if personally present, with respect to the following:

PLEASE MARK THE APPROPRIATE BOX AND SIGN BELOW.

1.	Approval of Merger	☐ FOR ☐ AGAINST ☐ ABSTAIN
2.	Approve of Adjournment	☐ FOR ☐ AGAINST ☐ ABSTAIN
3.
Other Matters. At the discretion of the proxy holder, on such other business as may properly come before the meeting and any adjournments or postponements thereof. Management knows of no such other matters at this time.
The Board of Directors recommends a vote FOR the merger proposal and FOR adjournment. Either or both of the proxies (or substitutes) present at the meeting may exercise all powers granted hereby. The shares represented by this Proxy will be voted as specified above, but if no specification is made, this Proxy will be voted FOR the merger proposal and FOR adjournment. Proxies may vote in their discretion as to other matters that may come before the meeting. Please date and sign exactly as name appears herein. Joint owners should each sign. Where applicable, indicate position or representative capacity.
Dated: ____________________
___________________________ Signature
___________________________ Signature

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  EXHIBIT 99.4